Exhibit 99.1

NEWMARKET CORPORATION REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2013

•	Record Fourth Quarter Net Income and Earnings per Share

•	Record Petroleum Additives Operating Profit for the Year 2013

•	327,600 Shares Repurchased in 2013

Richmond, VA, January 30, 2014 – NewMarket Corporation (NYSE:NEU) President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report of the Company’s operations for the fourth quarter and full year 2013.

We are very pleased to report that we recorded record fourth quarter net income of $54.0 million and earnings per share of $4.08. These results reflect record operating performance by our Petroleum additives segment. Net income for the fourth quarter of 2012 was $53.1 million and earnings per share were $3.94. We also had solid operating performance for the full year. Net income for 2013 increased to $264.7 million, or $19.90 per share, compared to net income of $239.6 million, or $17.85 per share for the year 2012.

In 2013, we sold the assets of our Foundry Park I real estate development segment and recorded the gain in discontinued operations. As a result of the sale, we reclassified the results of operations of the segment in current and prior year periods to discontinued operations. The effects on net income of these and certain other special items are presented in the Summary of Earnings table below.

	Summary of Earnings
	(In millions, except per-share amounts)
	Fourth Quarter Ended		Year Ended
	December 31		December 31
	2013	2012	2013	2012
Net Income:
Net income	$54.0	$53.1	$264.7	$239.6
(Income) from operations of discontinued business	—	(0.8)	(0.5)	(2.3)
(Gain) on sale of discontinued business	—	—	(21.9)	—
(Gain) Loss on interest rate swap agreement	(1.0)	(0.2)	(4.1)	3.3
Tax (benefit) of special dividend	—	(6.2)	—	(6.2)
Loss on early extinguishment of debt	—	—	—	5.6

Income excluding the above special items	$53.0	$45.9	$238.2	$240.0

Diluted Earnings Per Share:
Net income	$4.08	$3.94	$19.90	$17.85
(Income) from operations of discontinued business	—	(0.06)	(0.04)	(0.17)
(Gain) on sale of discontinued business	—	—	(1.65)	—
(Gain) Loss on interest rate swap agreement	(0.07)	(0.01)	(0.31)	0.24
Tax (benefit) of special dividend	—	(0.46)	—	(0.46)
Loss on early extinguishment of debt	—	—	—	0.41

Income excluding the above special items	$4.01	$3.41	$17.90	$17.87

Excluding these special items from all periods, earnings for this year’s fourth quarter would have been $53.0 million, or $4.01 per share, an increase of 15 percent compared to net income of $45.9 million, or $3.41 per share for the same period last year. On this same basis, earnings for the year 2013 would have been $238.2 million, or $17.90 per share, compared to last year’s results of $240.0 million, or $17.87 per share.

Petroleum additives achieved record operating profit of $375.3 million in 2013 compared to last year’s operating profit of $372.0 million. Petroleum additives sales for the year were $2.3 billion, slightly higher than last year’s sales of $2.2 billion. Shipments were up almost 4 percent. Petroleum additives operating profit for the fourth quarter of 2013 was $80.0 million, an improvement of 12 percent over fourth quarter operating profit last year of $71.6 million. Sales for the fourth quarter of 2013 increased 8 percent to $554.0 million, compared to sales for the same period last year of $511.2 million, reflecting the benefit of 8 percent higher shipments. Our petroleum additives business continues to deliver excellent results. We believe the fundamentals of how we run the business, including a safety-first culture, customer-focused solutions, technology driven product offerings, world-class supply chain and regional organizational structure to better serve our customers’ needs, are the core to this success. Our ability to continue to provide our customers with innovative products and solutions to meet their business needs is evidenced by the 16% increase in our research and development expenses in 2013.

Our business continues to generate strong cash flows, and this was supplemented in 2013 by $140.0 million in proceeds from the sale of assets of our Foundry Park I real estate development segment. During 2013, we paid dividends of $50.4 million, funded capital expenditures of $58.5 million, reduced our long-term debt by $75.0 million and repurchased 327,600 shares of our stock at a cost of $96.0 million, including 169,800 shares repurchased in the fourth quarter. At the end of 2013, we had $154.0 million remaining on our stock repurchase authorization.

The excellent results reflect the outstanding performance and dedication of NewMarket employees around the world. Our strong financial position enhances our capability for future growth and improving shareholder value.

Sincerely,

Thomas E. Gottwald

Net income for 2013 included a gain in discontinued operations from the sale of the assets of our real estate segment. As a result of the sale, current and prior year periods reflect the results of operations of the segment as discontinued operations. All periods included the impact of valuing an interest rate swap at fair value. Prior periods included the tax benefit of a special dividend, while last year’s results included the loss on early extinguishment of debt. The Company is reporting net income including these items, as well as net income excluding them, along with the related per share amounts, in the Summary of Earnings table included in the earnings release. The Segment Results and Other Financial Information table included in this earnings release also includes a non-GAAP financial measure, Income from Continuing Operations before Special Items and Income Tax Expense, which is reconciled to a GAAP measure. The Company has also included the non-GAAP financial measure EBITDA in this earnings release. A schedule following the financial statements included in this earnings release is provided reflecting the calculation of EBITDA, defined as income from continuing operations, before the deduction of interest and financing expenses, income taxes, depreciation and amortization. The Company believes that even though these items are not required by or presented in accordance with United States generally accepted accounting principles (GAAP), these additional measures enhance understanding of the Company’s performance and period to period comparability. The Company believes that these items should not be considered an alternative to net income determined under GAAP.

As a reminder, a conference call and Internet webcast is scheduled for 10:00 a.m. EST on Friday, January 31, 2014, to review fourth quarter and full year 2013 financial results. You can access the conference call live by dialing 1-877-407-9210 (domestic) or 1-201-689-8049 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until February 7, 2014 at 11:59 p.m. EST by dialing 1-877-660-6853 (domestic) and 1-201-612-7415 (international). The conference ID number is 13574413. A webcast replay will be available for 30 days.

NewMarket Corporation, through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2012 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2013, which are available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions, except per-share amounts, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue:
Petroleum additives	$554.0	$511.2	$2,271.3	$2,200.8
All other (a)	2.4	2.1	9.1	11.1

Total	$556.4	$513.3	$2,280.4	$2,211.9

Segment operating profit:
Petroleum additives	$80.0	$71.6	$375.3	$372.0
All other (a)	0.6	1.1	(1.2)	6.2

Segment operating profit	80.6	72.7	374.1	378.2

Corporate unallocated expense	(5.2)	(4.2)	(22.5)	(20.2)
Interest and financing expenses	(4.2)	(2.0)	(17.8)	(8.4)
Other (expense) income, net	—	(0.3)	0.8	2.4

Income from continuing operations before special items and income tax expense	71.2	66.2	334.6	352.0

Gain (loss) on an interest rate swap agreement (b)	1.6	0.3	6.7	(5.3)
Loss on early extinguishment of debt (c)	—	—	—	(9.1)

Income from continuing operations before income tax expense	$72.8	$66.5	$341.3	$337.6

Net income:
Income from continuing operations	$54.0	$52.3	$242.3	$237.3
Gain on sale of discontinued business (d)	—	—	21.9	0.0
Income from operations of discontinued business (d)	—	0.8	0.5	2.3

Net income	$54.0	$53.1	$264.7	$239.6

Basic and diluted earnings per share:
Income from continuing operations	$4.08	$3.88	$18.21	$17.68
Discontinued operations (d)	—	0.06	1.69	0.17

Basic and diluted earnings per share	$4.08	$3.94	$19.90	$17.85

Notes to Segment Results and Other Financial Information

Prior periods have been reclassified to reflect the discontinued operations of the real estate development segment resulting from the July 2, 2013 sale of the building constructed by Foundry Park I and leased to MeadWestvaco Corporation.

(a)	“All other” includes the results of our tetraethyl lead (TEL) business, as well as certain contract manufacturing performed by Ethyl Corporation.
(b)	The gain (loss) on an interest rate swap agreement represents the change, since the beginning of the reporting period, in the fair value of an interest rate swap which we entered into on June 25, 2009. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(c)	In March 2012, we entered into a $650 million five-year unsecured revolving credit facility which replaced our previous $300 million unsecured revolving credit facility. During 2012, we used a portion of the $650 million revolving credit facility to fund the early redemption of all of our then outstanding 7.125% senior notes (senior notes), as well as to repay the outstanding principal amount on the Foundry Park I, LLC mortgage loan (mortgage loan). As a result, we recognized a loss on early extinguishment of debt of $9.9 million during 2012 from accelerated amortization of financing fees associated with the prior revolving credit facility, the senior notes, and the mortgage loan, as well as costs associated with redeeming the senior notes prior to maturity. Of the loss on early extinguishment of debt, $0.8 million is included as a component of discontinued operations.
(d)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per-share amounts, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net sales	$556,371	$513,322	$2,280,355	$2,211,878
Cost of goods sold	404,733	374,461	1,627,059	1,581,393

Gross profit	151,638	138,861	653,296	630,485

Selling, general, and administrative expenses	43,130	39,506	164,878	154,207
Research, development, and testing expenses	33,258	31,276	136,573	117,845

Operating profit	75,250	68,079	351,845	358,433

Interest and financing expenses	4,182	1,990	17,796	8,435
Loss on early extinguishment of debt (a)	—	—	—	9,092
Other income (expense), net (b)	1,754	402	7,262	(3,338)

Income from continuing operations before income tax expense	72,822	66,491	341,311	337,568
Income tax expense	18,821	14,252	98,964	100,296

Income from continuing operations	54,001	52,239	242,347	237,272

Discontinued operations:
Gain on sale of discontinued business (net of tax) (c)	—	—	21,855	—
Income from operations of discontinued business (net of tax) (c)	—	824	540	2,321

Net income	$54,001	$53,063	$264,742	$239,593

Basic and diluted earnings per share:
Income from continuing operations	$4.08	$3.88	$18.21	$17.68
Discontinued operations (c)	—	0.06	1.69	0.17

Basic and diluted earnings per share	$4.08	$3.94	$19.90	$17.85

Cash dividends declared per share	$1.10	$25.75	$3.80	$28.00

Notes to Consolidated Statements of Income

Prior periods have been reclassified to reflect the discontinued operations of the real estate development segment resulting from the July 2, 2013 sale of the building constructed by Foundry Park I and leased to MeadWestvaco Corporation.

(a)	In March 2012, we entered into a $650 million five-year unsecured revolving credit facility which replaced our previous $300 million unsecured revolving credit facility. During 2012, we used a portion of the $650 million revolving credit facility to fund the early redemption of all of our then outstanding 7.125% senior notes, as well as to repay the outstanding principal amount on the Foundry Park I, LLC mortgage loan. As a result, we recognized a loss on early extinguishment of debt of $9.9 million during 2012 from accelerated amortization of financing fees associated with the prior revolving credit facility, the senior notes, and the mortgage loan, as well as costs associated with redeeming the senior notes prior to maturity. Of the loss on early extinguishment of debt, $0.8 million is included as a component of income from operations of discontinued business.
(b)	On June 25, 2009, we entered into an interest rate swap. The gain on the interest rate swap was $1.6 million for the quarter ended December 31, 2013 and $6.7 million for the twelve months ended December 31, 2013. The gain on the interest rate swap was $0.3 million for the quarter ended December 31, 2012 and the loss on the interest rate swap was $5.3 million for the twelve months ended December 31, 2012. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(c)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations. The income from operations for the 2013 and 2012 periods represent the after tax earnings of the discontinued business.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31	December 31
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$238,703	$89,129
Trade and other accounts receivable, less allowance for doubtful accounts ($564 - 2013; $319 - 2012)	309,847	297,055
Inventories	307,518	322,674
Deferred income taxes	8,267	8,452
Prepaid expenses and other current assets	32,984	18,185

Total current assets	897,319	735,495

Property, plant, and equipment, at cost	985,196	1,070,967
Less accumulated depreciation and amortization	700,160	712,596

Net property, plant, and equipment	285,036	358,371

Prepaid pension cost	55,087	12,710
Deferred income taxes	22,961	55,123
Intangibles (net of amortization) and goodwill	23,319	30,542
Deferred charges and other assets	43,552	72,007

Total assets	$1,327,274	$1,264,248

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$134,132	$119,298
Accrued expenses	77,992	79,061
Dividends payable	12,996	—
Income taxes payable	11,419	10,024
Other current liabilities	11,075	8,288

Total current liabilities	247,614	216,671

Long-term debt	349,467	424,407
Other noncurrent liabilities	157,745	220,965

Shareholders’ equity
Common stock and paid-in capital (without par value); issued and outstanding - 13,099,356 in 2013 and 13,417,877 in 2012	—	721
Accumulated other comprehensive loss	(60,086)	(110,689)
Retained earnings	632,534	512,173

	572,448	402,205

Total liabilities and shareholders’ equity	$1,327,274	$1,264,248

NEWMARKET CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(In thousands, unaudited)

	Twelve Months Ended
	December 31
	2013	2012

Net income	$264,742	$239,593
Depreciation and amortization	46,144	43,389
Cash pension and postretirement contributions	(32,483)	(32,431)
Noncash pension and postretirement expense	23,083	18,855
Proceeds from sale of discontinued business	140,011	—
Gain on sale of discontinued business	(35,770)	—
Working capital changes	(189)	(14,243)
Capital expenditures	(58,476)	(38,753)
Net (repayments) borrowings under revolvingcredit agreements	(75,000)	53,000
Repurchases of common stock	(92,195)	—
Dividends paid	(50,368)	(375,681)
Proceeds from legal settlement	5,100	5,050
Issuance of 4.10% senior notes	—	349,405
Repayment of 7.125% senior notes and mortgage loan	—	(213,544)
Loss on early extinguishment of debt	—	9,932
All other	14,975	(5,813)

Increase in cash and cash equivalents	$149,574	$38,759

NEWMARKET CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL INFORMATION

(In thousands, unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Income from continuing operations	$54,001	$52,239	$242,347	$237,272

Add:
Interest and financing expenses	4,182	1,990	17,796	8,435
Income tax expense	18,821	14,252	98,964	100,296
Depreciation and amortization	9,863	9,417	40,061	37,527

EBITDA from continuing operations	86,867	77,898	399,168	383,530

Plus (less): loss (gain) on interest rate swap agreement	(1,574)	(304)	(6,690)	5,346
Plus: loss on early extinguishment of debt	—	—	—	9,092

EBITDA from continuing operations, as adjusted	$85,293	$77,594	$392,478	$397,968